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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20235, 333-20237, 333-20241, and 333-23161) and
on Form S-3 (Nos. 333-48762, 333-77077 and 333-47619) of MemberWorks
Incorporated of our report dated July 27, 2001 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
July 27, 2001, except for Note 19 as to which the date is August 24, 2001